UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
October 2, 2003
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 9.   Regulation FD Disclosure

On October 2, 2003, the Registrant issued a press release announcing the appointment of Thomas E. Mangold as Executive Vice President, an estimated loss from Hurricane Isabel and the closing of the sale of States General Life Insurance Company. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated October 2, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of October 2, 2003.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Vice President – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

TOM MANGOLD NAMED EXECUTIVE VICE PRESIDENT OF VESTA

Announces Estimated Losses from Hurricane Isabel and
Closing of States General Life Insurance Company Sale

      BIRMINGHAM, Ala., - October 2, 2003 - Vesta Insurance Group, Inc. (NYSE: VTA) announced today that Thomas E. Mangold, has been elected Executive Vice President. Mangold, in addition to his new role as an executive officer of the holding company, will continue his responsibilities as Chairman and CEO of American Agencies Holdings, Inc., Vesta's non-standard automobile insurance subsidiary.

      "The growth and profitability of our non-standard auto business under Tom's leadership has been outstanding," said Norman W. Gayle III, President and CEO of Vesta. "Tom is an integral part of Vesta's management team and his election as Executive Vice President of Vesta recognizes his value and role in our Company."

      Mangold, 48, entered the insurance business in 1977 and has served in various management and executive positions prior to forming Titan Auto in 1990. In 1996, Mangold was named a Director and promoted to President and Chief Operating Officer of Titan Holdings, a NYSE-listed company, and served in that capacity until 1998. In 1999, he became Chief Executive Officer of Bristol West Insurance Group and in December of 2000, Mangold joined Vesta's subsidiary American Agencies Holdings as Chairman and CEO.

     Vesta also announced that its estimate of pre-tax losses related to Hurricane Isabel is between $1.5 million to $2.5 million. As of October 1, the Company has received approximately 700 claims related to the Hurricane across nine states.

      In addition, Vesta has exited the health insurance business with the closing of the sale of its health insurance subsidiary, States General Life Insurance Company, to Strategic Acquisition Partners LLC for statutory surplus of approximately $5 million effective September 30, 2003.

      Also, Vesta announces the appointment of Michael W. Lefler as President of Florida Select Insurance Holdings. Lefler has been Vice President and Chief Underwriting Officer for Florida Select Insurance Company since its inception in 1996. Lefler replaces Stephen A. Korducki, who recently resigned to return to the reinsurance business.

About Vesta Insurance Group, Inc.

      Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

     This news release indicates management's beliefs, plans or objectives with respect to the losses from Hurricane Isabel in the third quarter. These indications, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance may differ materially from those reflected in these forward-looking statements. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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